Consent of Independent Registered Public Accounting Firm

We consent to the reference in this Registration Statement of Directview Holdings, Inc. and Subsidiaries on Form S-8, of our report dated April 17, 2018 with respect to our audit of the consolidated financial statements of Directview Holdings, Inc. and Subsidiaries, Inc. as of December 31, 2017, and for year then ended, which report is included in this Registration Statement.

/s/Assurance Dimensions
Certified Public Accountants

Coconut Creek, Florida

February 19, 2019